                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: NOVEMBER 1998
DISTRIBUTION DATE: 12/21/98

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                    Per $1,000 of Original
                                                                                                       Class A/Class B
                                                                                                      Certificate Amount
                                                                                                    ----------------------
(i)     Principal Distribution
          Class A Amount                                                    $18,387,640.28          $27.986449
          Class B Amount                                                      $ 866,433.34          $27.986449

(ii)    Interest Distribution
          Class A Amount                                                     $1,858,293.84           $2.828370
          Class B Amount                                                        $87,553.59           $2.828370

(iii)   Monthly Servicing Fee                                                  $321,629.33           $0.467499
          Monthly Supplemental Servicing Fee                                         $0.00           $0.000000
          Class A Percentage of the Servicing Fee                              $307,156.01           $0.467499
          Class A Percentage of the Supplemental Servicing Fee                       $0.00           $0.000000
          Class B Percentage of the Servicing Fee                               $14,473.32           $0.467499
          Class B Percentage of the Supplemental Servicing Fee                       $0.00

(iv)    Class A Principal Balance (end of Collection Period)               $350,199,567.04
        Class A Pool Factor (end of Collection Period)                          53.301252%
        Class B Principal Balance (end of Collection Period)                $16,501,550.80
        Class B Pool Factor (end of Collection Period)                          53.301252%

(v)     Pool Balance (end of Collection Period)                            $366,701,117.84

(vi)    Class A Interest Carryover Shortfall                                         $0.00
        Class A Principal Carryover Shortfall                                        $0.00
        Class B Interest Carryover Shortfall                                         $0.00
        Class B Principal Carryover Shortfall                                        $0.00

(vii)   Amount Otherwise Distributable to the Seller that is
        Distributed to Either the Class A or Class B Certificateholders              $0.00           $0.000000

(viii)  Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                     $6,879,784.34
          Class B Amount                                                             $0.00

(ix)    Aggregate Purchase Amount of Receivables repurchased by
        the Seller or the Servicer                                                   $0.00

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